Exhibit 24.2

LANNISTER MINING CORP.

SECRETARY’S CERTIFICATE

December 10, 2025

The undersigned hereby certifies that:

1.	He is the duly elected, qualified, and acting Corporate Secretary and Chief Financial Officer of Lannister Mining Corp., a corporation existing under the laws of the Province of British Columbia, Canada (the “Company”).

2.	Attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted by unanimous written consent of the Board of Directors of the Company as of December 10, 2025 and Exhibit B is a true, correct and complete copy of resolutions duly adopted by unanimous written consent of the Board of Directors of the Company as of July 15, 2024. No action has been taken to further amend, modify, or repeal such resolutions, which remain in full force and effect in the attached form as of the date hereof.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

LANNISTER MINING CORP.

By:	/s/ Kelvin Lee
Kelvin Lee Corporate Secretary and Chief Financial Officer

EXHIBIT A

WRITTEN RESOLUTIONS OF THE BOARD OF DIRECTORS

December 10, 2025

The undersigned, being all the members of the board of directors (the “Board”) of Lannister Mining Corp., a British Columbia corporation (the “Company”), hereby consent to the adoption of the following resolutions as if such resolutions had been adopted at a duly convened meeting of the Board of the Company.

WHEREAS, the Company has filed with, or intends to file with, the SEC a registration statement on Form F-1, together with any amendments, supplements or post-effective amendments thereto (collectively, the “Registration Statement”);

RESOLVED, that each of the officers and directors of the Company is authorized to execute the Registration Statement and any amendments or supplements thereto; and

FURTHER RESOLVED, that each officer and director of the Company is authorized to appoint one or more attorneys-in-fact, including without limitation James Greig, to execute the Registration Statement and any amendments or supplements thereto in the name and on behalf of such officer or director, and that any such signature by an attorney-in-fact is authorized, approved and adopted as the act of such officer or director; and

FURTHER RESOLVED, that all actions heretofore taken by any officer or director of the Company in connection with the Registration Statement, including execution thereof and any amendments and supplements thereto by an attorney-in-fact pursuant to that certain Power of Attorney executed and filed with the SEC on July 31, 2024, are approved, ratified and confirmed in all respects; and

FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to take any and all further actions, and to execute and deliver any and all documents, agreements or instruments, as they may deem necessary or appropriate to carry out the intent of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this written consent effective as of December 10, 2025.

/s/ James Greig
James Greig

/s/ Mario Vetro
Mario Vetro

/s/ Victor Cantore
Victor Cantore

/s/ Abraham Max Zaretsky
Abraham Max Zaretsky

/s/ William Randall
William Randall

/s/ Joanne Price
Joanne Price

A-1

EXHIBIT B

WRITTEN RESOLUTIONS OF THE BOARD OF DIRECTORS

July 15, 2024

The undersigned, being all the members of the board of directors (the “Board”) of Lannister Mining Corp., a British Columbia corporation (the “Company”), hereby consent to the adoption of the following resolutions as if such resolutions had been adopted at a duly convened meeting of the Board of the Company.

1.	PUBLIC FILING OF THE F-1 AND APPROVAL OF SIX-MONTH FINANCIAL STATEMENTS

IT IS NOTED that on January 24, 2024, the Board authorized the confidential filing of a draft registration statement on Form F-1 and any amendments and supplements to such registration statement with the United States Securities and Exchange Commission (the “Commission”) relating to the registration of the Company’s initial public offering.

IT IS FURTHER NOTED that the Company submitted a draft registration statement on Form F-1 on February 7, 2024 and an Amendment No. 1 to Draft Registration Statement on Form F-1 on April 25, 2024, the Company is now proposing to publicly file a registration statement on Form F-1 (the “Form F-1”) relating to the registration of the Company’s common shares, no par value per share (the “Common Shares”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), to the Commission on or around July 15, 2024. The Board noted that the Form F-1 is to be publicly filed with the Commission or such other time as one or more Directors or the current officers of the Company (the “Officers”) may deem appropriate.

IT IS FURTHER NOTED that the Directors review and approve the Form F-1, including the newly added unaudited consolidated financial statements of the Company for the six months ended March 31, 2024 and 2023, to be filed by the Company with the Commission, which the F-1 has been approved by the Audit Committee of the Company and presented to the Directors.

After consideration, the following resolutions are hereby adopted:

Approval of the F-1 and Six-Month Financial Statements

RESOLVED, that the Financial Statements are hereby approved, and that the Financial Statements be included in the Form F-1 to be filed with the Securities and Exchange Commission on or around July 15, 2024;

RESOLVED FURTHER, that the Form F-1 is hereby approved in all respects;

RESOLVED FURTHER, that the officers and directors (the “Authorized Persons”) of the Company, be, and each of them, acting singly, hereby is, authorized and directed to prepare, verify, sign and file, or cause to be prepared, verified, signed and filed, in the name and on behalf of the Company, the Form F-1 for the registration of Common Shares of the Company under the Securities Act, and to cause to be filed said Form F-1 and their respective amendments with the Commission in such form as may be approved by the Authorized Persons executing such forms on behalf of the Company, such approval to be conclusively evidenced by the execution thereof, and to file or cause to be filed as exhibits to Form F-1 and their respective amendments any documents as may be required or appropriate for filing as exhibits thereto.

Listing of Common Shares on the Selected Stock Exchange

RESOLVED, that the Authorized Persons of the Company be, and each of them, acting singly, hereby is, authorized and directed, to execute and file, in the name and on behalf of the Company, a listing application and agreement for the listing of the Common Shares on the NYSE American (the “Selected Stock Exchange”), and to furnish such information and take any and all further action and execute and file any and all other applications and agreements as may be required for the Selected Stock Exchange’s approval of the listing of the Common Shares.

CUSIP Number

RESOLVED, the Board hereby authorizes that the Authorized Persons be, and each of them, acting singly, is, hereby authorized, empowered and directed, for and on behalf of the Company, to obtain or cause to be obtained CUSIP number from the Canadian Depository for Securities Limited for the Common Shares of the Company.

Agent for Service of Process

RESOLVED, the Board hereby ratifies that the appointment of Cogency Global Inc. as the Company’s agent for service of process in the United States for the Company in connection with the IPO, with the powers conferred by the Securities Act and the rules and regulation promulgated thereunder, is hereby approved and ratified, and that Cogency Global Inc. be named in the Form F-1 and Underwriting Agreement.

Authorized U.S. Representative

RESOLVED, the Board hereby ratifies that the appointment of Cogency Global Inc. as the Company’s authorized representative in the United States under the Form F-1 is hereby approved and ratified.

Blue Sky Matters

RESOLVED, that the Authorized Persons of the Company be, and each of them, acting singly, hereby is authorized and directed, in the name and on behalf of the Company, (i) to take any and all action which any of them may deem necessary or advisable in order to effect the registration or qualification of any or all of the Common Shares to be issued and sold to the Investors or the Underwriters, as the case may be, for offer and sale under the securities or “Blue Sky” laws of any of the states of the United States of America or of any other jurisdictions, and (ii) in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer’s covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which any of them may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem to be in the best interests of the Company and its shareholders.

RESOLVED FURTHER, that the Authorized Persons of the Company be, and each of them, acting singly, hereby is authorized and directed, in the name and on behalf of the Company, to execute and file irrevocable written consents on the part of the Company to be sued in such states of the United States and other jurisdictions wherein such consents to service of process may be requisite under the securities or “Blue Sky” laws thereof in connection with the aforesaid registration or qualification of the Common Shares and to appoint the appropriate state official agent of the Company for the purpose of receiving and accepting process.

RESOLVED FURTHER, that if the securities or “Blue Sky” laws in any of the states of the United States of America or of any other jurisdictions in which the Authorized Persons of the Company deem it necessary or advisable to qualify or register for sale all or any part of the Common Shares, or any authority administering such laws, requires a prescribed form of preamble, or resolutions relating to such sale or to any application, statement or instrument or any other document connected therewith, each such preamble or resolution is hereby adopted and the Authorized Persons of the Company be, and each of them, acting singly, is hereby authorized and directed to certify the adoption of any such preamble or resolution as though the same were presented to this meeting and to insert all such preambles and resolutions into the minute book of the Company following these resolutions.

FINRA Matters

RESOLVED, the Board hereby ratifies that the Authorized Persons of the Company be, and each of them, acting singly, hereby is, authorized and directed, in the name and on behalf of the Company, to take any and all actions and to provide such information (either directly or through the Underwriters, as the case may be), which may be necessary to obtain the approval of the terms of the underwriting by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and such other matters that may require FINRA’s approval.

Expenses

RESOLVED, the Board hereby ratifies that the Authorized Persons of the Company be, and each of them, acting singly, hereby is authorized and directed, in the name of and on behalf of the Company, to pay the expenses incurred by or on behalf of the Company in connection with the initial public offering, including registration fee with the SEC, FINRA filing fee, NYSE American listing fee, blue sky qualification fees and expenses, printing and engraving expenses, legal fees and expenses, accounting fees and expenses, and other miscellaneous expenses.

Use of Proceeds

RESOLVED, the Board hereby ratifies that the net proceeds of the IPO received by the Company shall be used on substantially the terms as set forth in the “Use of Proceeds” section of the Form F-1, with such changes as the Board may approve.

2.	GENERAL RESOLUTIONS

RESOLVED, that each of the Authorized Persons be and is hereby granted full authority to act on behalf of and to bind the Company, and be and is hereby authorized and empowered, in the name and on behalf of the Company, to take all such other actions and execute and deliver all such other agreements, instruments and documents as may be required by the local law or otherwise as such Authorized Person shall deem necessary or desirable in order to carry out and perform the intent and purposes of the foregoing resolutions (including, where necessary, the execution of any such agreement, instrument or document as a deed and/or the affixation of the common seal of the Company), the taking of such actions or the execution and delivery of such agreements, instruments or documents by any Authorized Person of the Company pursuant to this or the foregoing resolutions to be conclusive evidence of the necessity or desirability thereof and of the authorization thereof by the Board.

RESOLVED FURTHER, that any specific resolutions that may be required to have been adopted by the Board in order to carry out and perform the intent and purposes of the foregoing resolutions be, and the same are, hereby adopted, and Authorized Persons of the Company be, and each of them, acting singly, is, hereby authorized, in the name and on behalf of the Company, to certify as to the adoption of any and all such resolutions.

RESOLVED FURTHER, that any and all other actions including previous actions taken by any Authorized Person of the Company prior to the effective date of these resolutions in order to carry out and perform the intent and purposes of the foregoing resolutions are hereby confirmed, ratified and approved in all respects.

RESOLVED FURTHER, these resolutions may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(Signature page to follow)

IN WITNESS WHEREOF, the undersigned have executed this written consent effective as of the date first above.

/s/ James Greig
James Greig

/s/ Mario Vetro
Mario Vetro

/s/ Victor Cantore
Victor Cantore

/s/ Abraham Max Zaretsky
Abraham Max Zaretsky

/s/ William Randall
William Randall

/s/ Joanne Price
Joanne Price

B-4